EXECUTION COPY

GUARANTY OF COLLECTION

THIS GUARANTY OF COLLECTION is made as of August 30, 2010 (this “Agreement”) by Pro-DFJV Holdings LLC, a Delaware limited liability company (the “Guarantor”), to and for the benefit of JPMorgan Chase Bank, N.A., as Administrative Agent (the “Agent”), each of the Lenders (as such term is defined in the Credit Agreement (as defined below)), and any of their respective successors and assigns with respect to the obligations of Simon Property Group, L.P., a Delaware limited partnership (the “Borrower”), in respect of the Loans (as hereinafter defined), and is acknowledged by the Agent, as representative acting on behalf of the Lenders.

RECITALS:

WHEREAS, the Guarantor indirectly owns a limited partnership interest in the Borrower;

WHEREAS, pursuant to the Credit Agreement dated December 8, 2009, by and among the Borrower, the Lenders party thereto and the Agent (the “Credit Agreement”) and the other Loan Documents (as defined in the Credit Agreement), the Lenders have agreed to provide to Borrower a revolving credit facility in an aggregate amount of $3,695,000,000 (the “Loans”);

WHEREAS, the Lenders have made certain Loans to the Borrower , a portion of which will be drawn down for the purpose described in Section 15.28 of the Credit Agreement (the “Section 15.28 Loan”) which draw down shall be accompanied by the delivery of one or more Guarantees as defined and described in said Section 15.28; and

WHEREAS, the Guarantor will directly benefit from the Section 15.28 Loan being made to the Borrower;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

1.           Guaranty.  Subject to the terms and conditions set forth in this Agreement, the Guarantor hereby irrevocably, unconditionally, absolutely and directly agrees to pay to the Agent (for the benefit of the Lenders) the principal amount of the Section 15.28 Loan (which, for the avoidance of doubt, shall include any Loans to Borrower in respect of amounts to be distributed or deposited pursuant to Sections 2.3(e)(i), 2.5, and 2.6(b) of the Contribution Agreement dated as of December 8, 2009, and amended on May 13, 2010, June 28, 2010, and the date hereof, by and among Borrower, Simon Property Group, Inc., a Delaware corporation, Marco Capital Acquisition LLC, a Delaware limited liability company, Prime Outlets Acquisition Company LLC, a Delaware limited liability company, and the Contributors party thereto (the “Contribution Agreement”)), together with interest thereon, in each case to the extent provided for in the Loan Documents, (the “Guaranteed Obligations”); provided, however, that the Guarantor shall have no obligation to make a payment hereunder with respect to any other costs, fees, expenses, penalties, charges or similar items payable by the Borrower and any other person or entity (a “Person”) that has guaranteed any payment under the Loan Documents other than the Guarantor (collectively, the “Borrower Parties”) in respect of the Section 15.28 Loan or under the Credit Agreement.

2.           Guaranty of Collection and Not of Payment.  Notwithstanding any other provision of this Agreement, this Agreement is a guaranty of collection and not of payment, and the Guarantor shall not be obligated to make any payment hereunder until each of the following is true: (a) Borrower shall have failed to make a payment due to the Lenders in respect of such Guaranteed Obligations and the Section 15.28 Loan shall have been accelerated, (b) the Lenders shall have exhausted all Lender Remedies (as defined below), and (c) the Lenders shall have failed to collect the full amount of the Guaranteed Obligations.  The term “Lender Remedies” shall mean all rights and remedies at law and in equity that the Agent or the Lenders may have against any Borrower Party, any collateral deposited in the Letter of Credit Collateral Account (as such term is defined in the Credit Agreement) (the “LC Collateral”) or any other Person that has provided credit support in respect of the applicable Guaranteed Obligations, to collect, or obtain payment of, the Guaranteed Obligations, including, without limitation, foreclosure or similar proceedings, litigation and collection on all applicable insurance policies, and termination of all commitments to advance additional funds to the Borrower under the Loan Documents.  For the avoidance of doubt, Lender Remedies shall not have been exhausted with respect to any LC Collateral unless and until the value thereof has been included in Section 3(a)(y)(ii).

3.           Cap.  Notwithstanding any other term or condition of this Agreement it is agreed that Guarantor’s maximum liability under this Agreement shall not exceed the sum of (a) the difference between (x) the sum of $77,892,000.00 plus any amounts to be received directly or indirectly by the Guarantor pursuant to Sections 2.3(e)(i) and 2.6(b) of the Contribution Agreement, minus (y) the sum of (i) any payments of principal made by or on behalf of Borrower or any other Borrower Party to the Lenders (or any one of them) in respect of the Section 15.28 Loan following an Event of Default under the Credit Agreement, plus (ii) any amount of cash proceeds collected or otherwise realized (including by way of set off) by or on behalf of any Lender, pursuant to, or in connection with, the Section 15.28 Loan, including, but not limited to, any cash proceeds collected or realized from the exercise of any Lender Remedies (but excluding any cash payments of principal (to the extent such payment is already included in clause (i) above), premium or interest (it being understood that the paid premium or interest shall not be deemed to be unpaid for purposes of clause (b) below) received from the Borrower and any amount received as a reimbursement of expenses, indemnification payment or fees), plus (iii) the amount of principal or accrued and unpaid interest or accrued and unpaid premium otherwise owing by the Borrower Parties which is affirmatively discharged, forgiven or otherwise compromised by the Agent or the Lenders, plus (b) any unpaid premium on, or unpaid interest accruing under the Loan Documents on, the amount described in clause (a)(x) above.  For purposes of this Agreement, the Section 15.28 Loan will be deemed to be outstanding and not repaid until all other Loans under the Credit Agreement have been repaid and not reborrowed.

4.           Notice.  As a condition to the enforcement of this Agreement, the Guarantor shall have received written notice of any failure by Borrower to pay any Guaranteed Obligations to the Lenders.  Except for the notice required under the preceding sentence, the Guarantor hereby waives notice of acceptance of this Agreement, demand of payment, presentment of this or any instrument, notice of dishonor, protest and notice of protest, or other action taken in reliance hereon and all other demands and notices of any description in connection with this Agreement.  Subject to the last sentence of Section 2, the Guarantor further waives and forgoes all defenses which may be available by virtue of any valuation, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets, and all suretyship defenses generally.

5.           Absolute Obligation. Subject to the provisions of Sections 1, 2, 3 and 4, the obligations of the Guarantor hereunder shall be absolute and unconditional and shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any setoff, counterclaim, deduction, diminution, abatement, suspension, reduction, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations.  Without limiting the generality of the foregoing, subject to the provisions of Sections 1, 2, 3 and 4, the obligations of the Guarantor hereunder shall not be released, discharged, impaired or otherwise affected by any circumstance or condition whatsoever (whether or not the Borrower, any other Borrower Party, the Guarantor, the Agent or any Lender has knowledge thereof) which may or might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a release or discharge of the Guarantor as a matter of law or equity (other than the indefeasible payment in full of all of the Guaranteed Obligations), including, without limitation:

(a)           any amendment, modification, addition, deletion or supplement to or other change to any of the terms of the Loan Documents, or any assignment or transfer of any thereof, or any furnishing, acceptance, surrender, substitution, modification or release of any security for, or guaranty of, the Guaranteed Obligations;

(b)           any failure, omission or delay on the part of the Borrower or any other Borrower Party to comply with any term of any of the Loan Documents;

(c)           any waiver of the payment, performance or observance of any of the obligations, conditions, covenants or agreements contained in the Loan Documents or any of them or any delay on the part of the Agent or the Lenders to enforce, assert or exercise any right, power or remedy conferred on the Agent or the Lenders in the Loan Documents;

(d)           any extension of the time for payment of the principal of or premium (if any) or interest on any of the Guaranteed Obligations, or of the time for performance of any other obligations, covenants or agreements under or arising out of the Loan Documents or any of them, or the extension or the renewal thereof;

(e)           to the extent permitted by applicable law, any voluntary or involuntary bankruptcy, insolvency, reorganization, moratorium, arrangement, adjustment, readjustment, composition, assignment for the benefit of creditors, receivership, conservatorship, custodianship, liquidation, marshaling of assets and liabilities or similar proceedings with respect to the Borrower, any other Borrower Party or the Guarantor or any other Person or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding (including, without limitation, any automatic stay incident to any such proceeding);

(f)           any limitation, invalidity, irregularity or unenforceability, in whole or in part, limiting the liability or obligation of the Borrower or any other Borrower Party or any security therefor or guarantee thereof or the Agent’s or the Lenders’ recourse to any such security or limiting the Agent’s or the Lenders’ right to a deficiency judgment against the Borrower, any other Borrower Party, the Guarantor or any other Person; and

(g)           any other act, omission, occurrence, circumstance, happening or event whatsoever, whether similar or dissimilar to the foregoing, whether foreseen or unforeseen, and any other circumstance which might otherwise constitute a legal or equitable defense, release or discharge (including the release or discharge of the liabilities of a guarantor or surety or which might otherwise limit recourse against the Borrower, any other Borrower Party, the Guarantor or any other Person, whether or not the Borrower, any other Borrower Party, the Guarantor, the Agent or any Lender shall have notice or knowledge of the foregoing).

6.           Subrogation.  To the extent that the Guarantor shall have made any payments under this Agreement, the Guarantor shall be subrogated to, and shall acquire, all rights of the Lenders against the Borrower Parties and the LC Collateral with respect to such payments, including without limitation, (a) all rights of subrogation, reimbursement, exoneration, contribution or indemnification, and (b) all rights to participate in any claim or remedy of any Lender or any trustee on behalf of any Lender against any Borrower Party or the LC Collateral, in each case, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower Parties, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right; provided, however, that the Guarantor shall not exercise any right of subrogation, contribution, indemnity or reimbursement or any other rights it may have now or hereafter have, and any and all rights of recourse to any Borrower Party or any of its assets with respect to any payment it makes under this Agreement until (x) all of the Obligations (as defined in the Credit Agreement) (other than contingent indemnification obligations not yet asserted by the Person entitled thereto) shall have been indefeasibly paid, performed or discharged in full in cash, and (y) no Person has any further right to obtain any loans, advances or other extensions of credit under any of the Loan Documents.  If any amount is paid to the Guarantor in violation of the foregoing limitation, then such amount shall be held in trust for the benefit of the Lenders and shall forthwith be paid to the Agent (for the benefit of the Lenders) to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.  Notwithstanding any other provision of this Agreement or applicable law, the Guarantor shall not have, with respect to any payments made by the Guarantor under this Agreement, any right of subrogation, contribution, indemnity, reimbursement or other right whatsoever, whether by contract at law, in equity or otherwise, against, and shall have no recourse whatsoever to, any Borrower Party other than the Borrower and its Subsidiaries; provided, that, (x) nothing in this sentence shall provide the Guarantor with greater rights or recourse with respect to the Borrower or its Subsidiaries than the Guarantor would otherwise have under applicable law, and (y) all such rights and recourse shall subject in all respects to the other provisions of this Section 6.  For the avoidance of doubt, this Agreement shall not limit the ability of the Guarantor or its subsidiaries to ask for, sue, demand, receive and retain payments and other consideration from the Borrower or any other Borrower Party in respect of obligations of such Persons to the Guarantor and/or its subsidiaries which do not arise under this Agreement.

7.           Continuity of Guaranteed Obligations; Bankruptcy or Insolvency.  If all or any part of any payment applied to any Guaranteed Obligation is or must be recovered, rescinded or returned to the Borrower, the Guarantor or any other Person (other than the Lenders) for any reason whatsoever (including, without limitation, bankruptcy or insolvency of any party), such Guaranteed Obligation shall be deemed to have continued in existence and this Agreement shall continue in effect as to such Guaranteed Obligation, all as though such payment had not been made. For the avoidance of doubt, the bankruptcy, insolvency, or dissolution of, or the commencement of any case or proceeding under any bankruptcy, insolvency, or similar law in respect of, the Borrower or any other Borrower Party shall not require the Guarantor to make any payment under this Agreement until all of the conditions in Section 2 and Section 4 have been satisfied (including, without limitation, the exhaustion of all Lender Remedies).

8.           No Waiver.  No delay or omission on the part of the Agent or any Lender in exercising any rights hereunder shall operate as a waiver of such rights or any other rights, and no waiver of any right on any one occasion shall result in a waiver of such right on any future occasion or of any other rights; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

9.           Representations and Warranties.  The Guarantor represents and warrants that (a) it is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) the execution, delivery and performance by the Guarantor of this Agreement, and the consummation of the transactions contemplated hereby, are within its powers and have been duly authorized by all necessary action; (c) this Agreement has been duly executed and delivered by the Guarantor, and constitutes the Guarantor’s legal, valid and binding obligation enforceable in accordance with its terms; (d) the making and performance of this Agreement does not and will not violate the provisions of any applicable law, regulation or order applicable to or binding on the Guarantor, and does not and will not result in the breach of, or constitute a default or require any consent under, any material agreement, instrument, or document to which the Guarantor is a party or by which the Guarantor or any of its property may be bound or affected; (e) all consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority or regulatory body or other third party for the execution, delivery and performance of this Guarantee by the Guarantor have been obtained or made and are in full force and effect; and (f) by virtue of the Guarantor’s relationship with the Borrower, the execution, delivery and performance of this Agreement is for the direct benefit of the Guarantor and the Guarantor has received adequate consideration for this Agreement.

10.           Enforcement Expenses.  The Guarantor hereby agrees to pay all out-of-pocket costs and expenses of the Agent and each Lender in connection with the enforcement of this Agreement (including, without limitation, the reasonable fees and disbursements of counsel employed by the Agent or any of the Lenders); provided that no payment shall be due and owing under this Section 10 during the pendancy of any good faith dispute between the Guarantor and the Agent or the Lenders regarding the enforcement of this Agreement against the Guarantor and such payment shall be due only if (A) Guarantor agrees to make such payment or (B) a court of competent jurisdiction has determined pursuant to a final non-appealable order that this Agreement may be enforced against the Guarantor.

11.           Fraudulent Conveyance.  Notwithstanding any provision of this Agreement to the contrary, it is intended that this Agreement, the Guarantor’s guarantee of the Guaranteed Obligations hereunder and any liens and security interests securing the Guarantor’s obligations under this Agreement, not constitute a Fraudulent Conveyance (as defined below).  Consequently, Guarantor agrees that if this Agreement, the Guarantor’s guarantee of the Guaranteed Obligations hereunder or any liens or security interests securing the Guarantor’s obligations under this Agreement, would, but for the application of this sentence, constitute a Fraudulent Conveyance, this Agreement, such guarantee and each such lien and security interest shall be valid and enforceable only to the maximum extent that would not cause this Agreement, such guarantee or such lien or security interest to constitute a Fraudulent Conveyance, and this Agreement shall automatically be deemed to have been amended accordingly at all relevant times.  For purposes of this Section 11, the term “Fraudulent Conveyance” means a fraudulent conveyance under Section 548 of the Bankruptcy Code (as defined in the Credit Agreement) or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

12.           Exculpation of Lenders.  The Guarantor acknowledges and agrees, on behalf of itself and each of its Affiliates, that none of J.P. Morgan Chase Bank, N.A., J.P. Morgan Securities Inc., Bank of America, N.A., Bank of America Securities LLC or any of the other Lenders from time-to-time under the Credit Agreement, or any of their respective Affiliates, successors or assigns, or any officer, director, partner, trustee, equity holder, agent, employee, attorney, attorney-in-fact, advisor or controlling Person of any of the foregoing (collectively, the “Lender Parties”) shall have any duty (including any fiduciary duty or any other express or implied duty), liability, obligation or responsibility whatsoever to the Guarantor or any of its Affiliates arising from, in connection with or relating to (i) the Loans and other extensions of credit contemplated by the Credit Agreement and the other Loan Documents (the “Debt Financing”), or (ii) any of the transactions contemplated by this Agreement, the Credit Agreement or any of the other Loan Documents or any agreement, instrument certificate or instrument referred to in the Loan Documents, including, without limitation, any actual or alleged breach, misrepresentation or failure to perform any of their respective duties or obligations (including, but not limited to, any failure to fund or otherwise extend credit) under any Loan Document or any agreement, certificate or instrument related thereto (clauses (i) and (ii), collectively, the “Financing Matters”).  No Lender Party shall be liable to the Guarantor or any of its Affiliates for any action taken or not taken by such Lender Party in connection with any of the Financing Matters; provided, that, for the avoidance of doubt, the foregoing sentence shall not, in and of itself, operate as a waiver of defenses by the Guarantor to enforcement of this Agreement. The Guarantor hereby waives, releases and forever discharges each of the Lender Parties from any and all actions, causes of action, suits, debts, losses, costs, controversies, damages, liabilities, judgments, claims and demands whatsoever, in law or equity or otherwise, whether known or unknown (collectively, “Claims”) directly or indirectly arising out of or relating to any of the Financing Matters, that the Guarantor or any of its Affiliates ever had, now has or hereafter can, shall or may have against any of the Lender Parties, except to the extent arising as a result of (x) a demand for payment hereunder prior to the conditions in Section 2 and Section 4 being satisfied or (y) any act of gross negligence or willful misconduct committed by such Person at any time following the date hereof as determined by a court of competent jurisdiction pursuant to a final non-appealable order.  Furthermore, the Guarantor covenants not to sue any Lender Party in connection with or assert, and agrees to cause its Affiliates not to sue any Lender Party in connection with or assert, any Claims which they or any other party now or may hereafter have in connection with any Financing Matter, except to the extent arising as a result of (x) a demand for payment hereunder prior to the conditions in Section 2 and Section 4 being satisfied or (y) any act of gross negligence or willful misconduct committed by such Person at any time following the date hereof as determined by a court of competent jurisdiction pursuant to a final non-appealable order. Each of the Lender Parties shall be an intended third party beneficiary of this Section 12 and may enforce the terms of this Section 12 as if such Lender Party were a direct party to this Agreement, and this Section 12 may not be amended, supplemented, waived or otherwise modified without the prior written consent of each of JPMorgan Chase Bank, N.A. and Bank of America, N.A.

13.           Miscellaneous.

(a)           This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in New York.

(b)           The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and the Agent hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined exclusively in any such New York State court or, to the extent permitted by law, in such federal court.  The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party (other than the Guarantor) may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.  The Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court.  The Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)           This Agreement shall inure to the benefit of and be binding upon the Guarantor and its successors and assigns and the Agent, the Lenders and their respective successors and assigns.

(d)           This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the parties related thereto.

(e)           Each reference herein to the Guarantor shall be deemed to include the successors and assigns of the Guarantor, all of whom shall be bound by the provisions of this Agreement; provided, however, that the Guarantor shall not, without obtaining the prior written consent of the Lenders (which consent may be withheld or conditioned in the Lenders’ sole discretion), assign or transfer this Agreement or the Guarantor’s obligations and liabilities under this Agreement, in whole or in part, to any other Person (and any attempted assignment or transfer by Guarantor without such prior written consent shall be null and void). Upon the written request of the Lenders, the Guarantor shall assign this Agreement to any Person who acquires all or substantially all of the assets of Guarantor; provided, that the Lenders shall have no duty or obligation to make such request. Each reference herein to the Lenders shall be deemed to include the successors and assigns of the Lenders under the Credit Agreement; it being understood that this Agreement shall not be for the benefit of, or be assigned to, any refinancing or refunding source with respect to the Guaranteed Obligations (it being acknowledged that an amendment, restatement, waiver or other modification of the terms of the Credit Agreement or other Loan Documents shall not constitute a refinancing or refunding for purposes of this provision) without the prior written consent of the Guarantor, provided, that in no event shall the foregoing prevent or restrict any Lender from making an assignment, selling a participation in, pledging or granting a security interest in or otherwise transferring all or any portion of its interests in the Loans (and its corresponding interest in the guarantee provided for hereunder) under the applicable provisions of Section 15.1 of the Credit Agreement (as in effect on the date hereof, except to the extent the Guarantor consents to any subsequent amendment or other modification to such provisions) or impair any Lender’s rights under this Agreement as a result of any such assignment, participation, pledge, security interest or transfer made in accordance with such provisions.

(f)           This Agreement is for the benefit only of the Agent and the Lenders, shall be enforceable by them alone, is not intended to confer upon any third party any rights or remedies hereunder, and shall not be construed as for the benefit of any third party; provided, however, that (i) the Agent shall be permitted, in its sole discretion, to pay or to direct the Guarantor to pay any and all amounts payable pursuant to this Agreement to any Lender or any third party, and (ii) each of the Lender Parties may enforce the provisions of Section 12 of this Agreement.

(g)           EACH PARTY HERETO, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF AND THEREOF. THE PARTIES AGREE THAT ANY SUCH ACTION OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

14.           Miscellaneous.

(a)           This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each of the parties hereto and, with respect to any amendment or modification of Section 11, each of JPMorgan Chase Bank, N.A. and Bank of America, N.A.

(b)           All notices and other communications hereunder will be in writing and given by certified or registered mail, return receipt requested, nationally recognized overnight delivery service, such as Federal Express or facsimile (or like transmission) with confirmation of transmission by the transmitting equipment or personal delivery against receipt to the party to whim it is given, in each case, at such party’s address or facsimile number set forth below or such other address or facsimile number as such party may hereafter specify by notice to the other parties hereto given in accordance herewith. Any such notice or other communication shall be deemed to have been given as of the date so personally delivered or transmitted by facsimile or like transmission (with confirmation of receipt), on the next business day when sent by overnight delivery services or five days after the date so mailed if by certified or registered mail:

If to the Guarantor:
Pro-DFJV Holdings LLC
c/o The Lightstone Group
1985 Cedar Bridge Avenue
Lakewood, NJ  08701
Attention:              Donna Brandin
Facsimile:             732-612-1444

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York  10019-6064
Attention:             Jeffrey D. Marell
Jeffrey B. Samuels
Facsimile:             212-757-3990

If to the Agent:

JPMorgan Chase Bank, N.A., as Agent
383 Madison Avenue
New York, NY 10172
Attn:  Marc Costantino
Telecopy:  212-622-8167

(c)           If any term or provision of this Agreement, or the application thereof to any Person or circumstance, shall to any extent be held invalid or unenforceable in any jurisdiction, then (i) as to such jurisdiction, the remainder of this Agreement, or the application of such term or provision to Persons or circumstances other than those as to which such term or provision is held invalid or unenforceable in such jurisdiction, shall not be affected thereby, (ii) the court making such determination shall have the power to reduce the scope, duration, area or applicability of such provision, to delete specific words or phrases, or to replace any invalid or unenforceable provision with a provision that is valid and enforceable and comes closest to expressing the intention of the invalid or unenforceable provision, and (iii) each remaining term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by applicable law. Any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(d)           This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and will become effective when one or more counterparts have been signed by a party and delivered to the other parties.  Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 14(d), provided that receipt of copies of such counterparts is confirmed.

[The next page is the signature page]

IN WITNESS WHEREOF, the Guarantor has executed this Agreement as of the date first above written.

By:	Pro-DFJV Holdings LLC

By:	/s/ Joseph E. Teichman
Name: Joseph E. Teichman
Title: Authorized Signatory

ACCEPTED AND AGREED TO:

JPMORGAN CHASE BANK, N.A., as Agent

By:	/s/ Marc E. Costantino
Name: Marc E. Costantino
Title: Executive Director

[Signature Page to Guaranty]